EXHIBIT 99.2

Unaudited Pro Forma Condensed Combined Financial Information

The following Full House Resorts, Inc. (the “Company”) unaudited pro forma consolidated condensed combined balance sheets as of September 30, 2012, and unaudited pro forma consolidated condensed combined statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012, give effect to the acquisition of the Silver Slipper Casino Venture, LLC, (“Silver Slipper”) located in Bay St. Louis, Mississippi, which closed October 1, 2012. The pro forma consolidated condensed combined balance sheets are presented as if the transaction had occurred on September 30, 2012, and the pro forma consolidated condensed combined statements of operations are presented as if the transaction had occurred on January 1, 2011.

The pro forma consolidated condensed combined balance sheets and the pro forma consolidated condensed combined statements of operations were derived by adjusting the historical financial statements of the Company.  The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.  The Company is accounting for the acquisition of the Silver Slipper Casino Venture, LLC in accordance with ASC 805 Business Combinations.  The Company is currently in the process of determining the fair value of the assets and liabilities acquired in the transaction.  The pro forma balance sheets and the pro forma statements of operations were derived using the preliminary fair value of the assets and liabilities acquired in the transaction.  These fair values are subject to change as the Company completes the fair value determination process.

The unaudited pro forma financial information has been prepared by our management and is based on our historical financial statements and the assumptions and adjustments described herein and in the notes to the unaudited pro forma financial information below.  The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X.

The pro forma consolidated condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Full House Resorts, Inc. 2011 Annual Report on Form 10-K for the year ended December 31, 2011.

The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the acquisition of assets actually occurred on the dates assumed nor is it necessarily indicative of Full House Resorts, Inc.’s future consolidated results of operations or financial position.

FULL HOUSE RESORTS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)
As of September 30, 2012
(in thousands)

	Historical Full House Resorts, Inc.	Historical Silver Slipper Casino Venture, LLC	Pro Forma Adjustments			Pro Forma
ASSETS
Current assets
Cash and equivalents	$21,468	$3,371	$(62)	i	)	$24,777
Accounts receivable, net of allowance for doubtful accounts	1,737	690	(156)	a	)	2,271
Prepaid expenses	3,261	1,726	70	a	)	5,057
Deferred tax asset	738	--	--			738
Deposits and other	442	378	--			820
	27,646	6,165	(148)			33,663

Property and equipment, net of accumulated depreciation	36,806	43,338	4,022	a	)	84,166

Other long-term assets
Goodwill	7,456	--	14,671	a	)	22,127
Intangible assets, net of accumulated amortization	11,496	--	7,260	a	)	18,756
Long-term deposits	9,447	95	(9,246)	a	)	296
Loan fees, net of accumulated amortization	902	--	4,743	a	)	5,645
Deferred tax asset	431	--	--			431
	29,732	95	17,428			47,255
	$94,184	$49,598	$21,302			$165,084
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,889	$1,153	$--			$3,042
Income tax payable	2,457	--	--			2,457
Accrued player club points and progressive jackpots	1,787	582	--			2,369
Accrued payroll and related	3,356	492	--			3,848
Other accrued expenses	3,041	2,681	(2,678)	a	)	3,044
Current portion of long-term debt	--	58,924	(55,174)	a	)	3,750
	12,530	63,832	(57,852)			18,510
Long-term debt, net of current portion	--	--	66,250	a	)	66,250
	12,530	63,832	8,398			84,760
Stockholders’ equity
Common stock	2	--	--			2
Additional paid-in capital	44,397	--	--			44,397
Treasury stock, 1,356,595 common shares	(1,654)	--	--			(1,654)
Retained earnings	38,909	(21,136)	19,806	a	)	37,579
Partners’ capital	--	6,902	(6,902)	a	)	--
	81,654	(14,234)	12,904			80,324
	$94,184	$49,598	$21,302			$165,084

PRO FORMA CONDENSED COMBINED  STATEMENTS OF OPERATIONS (UNAUDITED)
For the Year Ended December 31, 2011
(in thousands)

	Historical Full House Resorts, Inc.	Historical Silver Slipper Casino Venture, LLC	Pro Forma Adjustments			Pro Forma
Revenues
Casino	$74,708	$51,965	$--			$126,673
Food and beverage	4,517	13,061	--			17,578
Management fees	24,186	--	--			24,186
Other	2,050	729	--			2,779

Less: promotional allowances	--	(8,495)	8,495	i	)	--
	105,461	57,260	8,495			171,216
Operating costs and expenses
Casino	42,509	7,089	--			49,598
Food and beverage	4,469	7,717	--			12,186
Other operations	4,465	145	--			4,610
Project development and acquisition costs	793	--	1,390	a	)	2,183
				a	)
				b	)
Selling, general and administrative	25,429	31,396	8,495	i	)	65,320
Management fee	--	742	(742)	c	)	--
Depreciation and amortization	7,001	4,736	2,047	f	)	13,784
	84,666	51,825	11,190			147,681
Operating gains (losses)
Equity in net income of unconsolidated joint venture and related guaranteed payments	3,306	--	--			3,306
Impairment loss	(4,920)	--	--			(4,920)
Unrealized gains (losses) on notes receivable, tribal governments	(8)	--	--			(8)
	(1,622)	--	--			(1,622)
Operating income	19,173	5,435	(2,695)			21,913
Other income (expense)
				e	)
				g	)
Interest expense	(2,838)	(7,153)	(475)	h	)	(10,466)
Loss on derivative instruments	(513)	--	--			(513)
Interest and other income	8	(56)	--			(48)
Income before income taxes	15,830	(1,774)	(3,170)			10,886

Income taxes	3,240	--	(4,923)	d	)	(1,683)

Net income	12,590	(1,774)	1,753			12,569
Income attributable to non-controlling interest in consolidated joint venture	(10,247)	--	--			(10,247)

Net income attributable to the Company	$2,343	$(1,774)	$1,753			$2,322

Net income attributable to the Company per common share	$0.13					$0.13

Weighted-average number of common shares outstanding	18,397,599					18,397,599

PRO FORMA CONDENSED COMBINED  STATEMENTS OF OPERATIONS (UNAUDITED)
For the Nine Months Ended September 30, 2012
(in thousands)

	Historical Full House Resorts, Inc.	Historical Silver Slipper Casino Venture, LLC	Pro Forma Adjustments			Pro Forma

Revenues
Casino	$78,744	$38,783	$--			$117,527
Food and beverage	4,074	9,833	--			13,907
Management fees	6,548	--	--			6,548
Other	1,934	665	--			2,599
Less: promotional allowances	--	(6,546)	6,546	i	)	--
	91,300	42,735	6,546			140,581
Operating costs and expenses
Casino	44,428	5,489	--			49,917
Food and beverage	3,807	5,753	--			9,560
Other operations	4,218	131	--			4,349
Project development and acquisition costs	376	--	--			376
				a	)
				b	)
Selling, general and administrative	24,164	24,022	6,393	i	)	54,579
Management fee	--	553	(553)	c	)	--
Depreciation and amortization	4,736	3,705	1,535	f	)	9,976
	81,729	39,653	7,375			128,757
Operating gains (losses)
Gain on sale of joint venture	41,200	--	--			41,200

Operating income	50,771	3,082	(829)			53,024
Other income (expense)
				e	)
				g	)
Interest expense	(805)	(5,366)	(48)	h	)	(6,219)
Gain on derivative instruments	8	--	--			8
Interest and other income	9	(725)	--			(716)
Loss on extinguishment of debt	(1,719)	--	--			(1,719)

Income before income taxes	48,264	(3,009)	(877)			44,378

Income taxes	17,417	--	(4,454)	d	)	12,963

Net income	30,847	(3,009)	3,577			31,415
Income attributable to non-controlling interest in consolidated joint venture	(2,181)	--	--			(2,181)

Net income attributable to the Company	$28,666	$(3,009)	$3,577			$29,234

Net income attributable to the Company per common share	$1.53					$1.57

Weighted-average number of common shares outstanding	18,676,824					18,676,824

FULL HOUSE RESORTS, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

a)
To record the October 1, 2012 Silver Slipper purchase transaction based on the Company’s initial allocation of the purchase price of $69.60 million, exclusive of working capital adjustment, property cash and fees.  The allocations of assets include property, plant and equipment of $47.4 million, intangible assets of $7.3 million and estimated working capital of $2.9 million.  The purchase included the purchase of property cash of approximately $3.3 million.  This transaction also records the pay-off of the Silver Slipper’s $59.0 million current note payable as well as other estimated costs related to the purchase. Also as of September 30, 2012, to record the estimated investment in the Silver Slipper, an estimated $4.7 million of additional loan acquisition costs, $14.7 million of goodwill, the $50.0 million First Lien Credit Agreement with Capital One (“First Lien Credit Agreement”) and $20.0 million Second Lien Credit Agreement with ABC Funding, LLC as administrative agent (“Second Lien Credit Agreement”) related to the acquisition were recorded.

b)	To eliminate Silver Slipper non-operating expenses, which were primarily related to bonus payouts associated with the purchase.

c)	To eliminate Silver Slipper management fee expense, which was incurred under the prior ownership, as outside management fees will not continue.

d)
To record the pro forma federal income tax expense at 34%, Mississippi state income tax expense at 5.0% and Mississippi franchise taxes for the year ended December 31, 2011 and for the nine months ended September 30, 2012.  The tax calculations also include state income tax expense for other applicable states, which are consolidated with Full House Resorts, Inc.’s operations.

e)	To amortize the estimated $5.3 million of loan acquisition costs over the term of the First and Second Lien Credit Agreements.

f)	To amortize the estimated $5.9 million player loyalty program over 3 years, $1.4 million of capital leases over 15.6 years, and ($0.06) million for the Hula’s lease over 5.9 years.

g)
To accrue interest on the $50.0 million and $20.0 million First and Second Lien Credit Agreements, respectively, as well as accrue the Capital One commitment fee on the $5.0 million line of credit, interest cap premium related to the loans and amortization on the yearly administrative fees.

h)	To eliminate Silver Slipper’s interest expense.

i)	Reclassify to conform to the Company’s presentation.